Exhibit  1

TRIDAN CORP.

CODE OF ETHICS

A copy of this code of ethics is incorporated by reference to Exhibit 1 to the registrant’s Form N-CSR dated June 16, 2016 for its fiscal year ended April 30, 2016, filed with the Securities and Exchange Commission.